INDEPENDENT CONTRACTOR AGREEMENT

This  is  a  CONTRACT  by  and  between  GRC  International,  Inc.,  a  Delaware
Corporation, hereinafter referred to as "GRCI", and Jim Roth, hereinafter referred to as the "Independent Contractor".

IN CONSIDERATION of the promises and mutual covenants and agreements contained herein, the parties agree as follows:

1. Scope of Work. Subject to the terms and conditions of this Agreement, the "Independent Contractor" will assist the Company in the areas of business development and growth strategy, and additional work as may be assigned by the CEO of "GRCI".

2. Term. This Agreement shall be effective July 1, 1998, and will continue until November 5, 1998. "GRCI" may immediately terminate in the event of the "Independent Contractor's" breach of this Agreement.

3. Consideration and Payment.

     A. As consideration for services and for assigning rights in inventions, designs, patents, trademarks and copyrights, as hereinafter provided, "GRCI" will compensate the 'Independent Contractor" at the rate of $1,600 per day, with a guaranteed minimum of 10 days per month up to a maximum of 15 days per month. The daily rate of $1,600 anticipates 8 hours of work per day. "GRCI" will reimburse the Independent Contractor for such travel and other expenses as have been authorized. Reimbursement for local travel (local travel is considered to be a 50 mile radius of the "Independent Contractor's" business location) is not authorized.

     B. Payment will be made within thirty (30) days of receipt of a fully documented and acceptable invoice for work authorized in writing by "GRCI".

4. Expenditure Limitation. The total authorized expenditure limitation hereunder shall not exceed $125,000.

5. Direction. The Independent Contractor shall be responsible for his/her performance. Direction and clarification regarding the scope of work shall be provided by Gary L. Denman, President & CEO, GRCI

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6.  Certifications.  The  Independent  Contractor,  by signing  this  Agreement, certifies that:

     A. the rate of compensation specified herein is that rate charged on a most-favored customer basis;
     B. if currently or formerly employed by the Federal Government, the Independent Contractor has provided to the Corporation all information necessary to clarify any potential conflict of interest and that the Independent Contractor will abide by the attached restrictions;
     C. no promise of compensation has been made contingent upon the acquisition of any particular contract, explicitly or implicitly, to be secured in any manner for the Corporation;
     D. he/she is familiar with, and will comply with, the provisions of Subsection 27(a) of the Office of Federal Procurement Policy Act (41 USC 423), known as the Procurement Integrity Act, as amended and implemented in the FAR and agency supplements and will report immediately to the Corporation's Project Director or the Contracts Department any information concerning a violation or possible violation of Subsections 27(a), (b), (d) or (f) of the Act,
     E. he/she has read and understands GRCI's Corporate Standard of Conduct and has completed and returned the Ethics Questionnaire, and
     F. he/she qualifies as an independent contractor under the US Internal Revenue Code.

7.  General  Conditions.  The General  Conditions  set forth on the  Attachment,
entitled   "General   Conditions  for  Independent   Contractors,"   are  hereby
incorporated by reference.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed.

Accepted for:                              Accepted for:
Jim Roth                                   GRC International, Inc.
2140 Owls Cove Lane                        1900 Gallows Road
Reston, VA 22981                           Vienna, Virginia 22182

/s/ Jim Roth               7-1-98          By: /s/ Vivian L. Scheithauer  7-1-98
---------------------------------              ---------------------------------
Independent Contractor's Signature/Date           Signature/Date

SSN ###-##-####                            Title: Sr. Contracts Administrator
---------------------------------                 ------------------------------
Independent Contractor's SSN/FEIN          Charge Number:
                                                         -----------------------
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                 GENERAL CONDITIONS FOR INDEPENDENT CONTRACTORS

1. Applicable Law and Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, shall be governed by the laws of the Commonwealth of Virginia, except its choice of law rules, and shall be deemed to be executed in Virginia. Pending the resolution of any dispute, the Independent Contractor shall proceed as directed by the Corporation in writing. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration before one (1) arbitrator in Vienna, Virginia in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the arbitral award may be entered in any court having jurisdiction thereof.

2. Assignment. This Agreement is for personal services and shall not be transferred or assigned by the Independent Contractor without prior written consent of the Corporation.

3.  Confidential Matters.

    a. Nondisclosure of Information Independent Contractor understands that in the course of his/her relationship with Company, Independent Contractor has been and will be making use of, acquiring or adding to proprietary information of GRC International, Inc.. Independent Contractor also understands that Company may have received information and materials from third parties in confidence. Notwithstanding any termination of this Agreement, the Independent Contractor shall not at any time publish, reveal or disclose any information, data, or the like, resulting from performance of this Agreement, or received or reviewed by the Independent Contractor, or disclosed to the Independent Contractor, including, without limitation, any information relating to the Corporation's business, customers, contracts, bids, proposals, trade secrets, or know-how, without having obtained prior written consent of the Corporation. Upon termination or expiration of this Agreement, the Independent Contractor shall deliver all records, data, information, and other documents and all copies to the Corporation and such shall remain the property of the Corporation.

    b. Proprietary Information All of the following information and materials, whether oral or written which are broadly defined are "Proprietary Information" belongs to Company, and Independent Contractor shall keep this information and material strictly confidential, even if not physically marked as such:

    (i)  Application,   operating  system,   communication  and  other  computer
    software, and all versions and options of same and all future products developed or derived therefrom;

    (ii) With respect to the software described in paragraph 2(i) above, all source and object codes, flowcharts, algorithms, coding sheets, compilers, assemblers, design concepts routines and subroutines, documents and manuals.

    (iii) Production processes, marketing techniques, mailing lists, purchasing information, price lists, pricing policies, quoting procedures, financial information, customer and prospect names and requirements, customer data, customer site information and other materials or information relating to the manner in which Company does business;

    (iv)  Discoveries,   concepts  and  ideas,  whether  or  not  patentable  or
    protectable by copyright, including, without limitation, the nature and results of research and development activities, technical information on
    product  or  program  performance  and  reliability,   processes,  formulas,
    techniques, trade secrets, "know-how", source codes, object codes, designs, drawings and specifications;
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    (v) Any  other  materials,  information  or  communications  related  to the business or activities of GRC International, Inc. which are not generally known to others engaged in similar businesses or activities;

    (vi) All ideas which are derived from or related to access to or knowledge of any of the above enumerated materials and information; and

    (vii) Any information not in the public domain regarding the financial affairs of GRC International, Inc., its salary structure, its relationship with its customers and/or employees and such other information not in the public domain as may be helpful to its competitors or embarrassing to GRC International, Inc., its customers or employees.

    c. Title. All Proprietary Information shall remain the exclusive property of GRC International, Inc.. Proprietary Information shall be used solely for the purpose of performing Independent Contractor's responsibilities assigned by GRC International, Inc..

    d. Return of GRC International, Inc. Property. At GRC International, Inc.'s request, or upon termination of the consulting relationship with GRC International, Inc., Independent Contractor agrees to turn over to GRC International, Inc. all notes, data, tapes, lists, reference materials, sketches, drawings, memoranda, records, Proprietary Information and other documents which are in Independent Contractor's possession or control belonging to GRC International, Inc. or relating to its business.

    e. Remedies. Independent Contractor understands and agrees that GRC International, Inc. will suffer irreparable harm in the event of a breach of any obligations under this Agreement and that monetary damages will be inadequate to compensate GRC International, Inc. for such breach. Accordingly, Independent Contractor agrees that, in the event of a breach or threatened breach of any of the provisions of this Agreement, GRC International, Inc. in addition to and not in limitation of any other rights, remedies or damages available to GRC International, Inc. at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Independent Contractor, or by Independent Contractor's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with Independent Contractor.

    f. Accounting. Contractor covenants and agrees that, if any covenants or agreements under this Agreement are violated, GRC International, Inc. shall be
entitled  to  an  accounting   and  repayment  of  all  profits,   compensation,
commissions, remuneration or benefits which directly or indirectly have realized and/or may realize as a result of, growing out of or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which GRC International, Inc. is or may be entitled at law, in equity or under this Agreement.
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    g. Reasonableness of Restrictions. Independent Contractor has carefully read and considered the provisions of Paragraphs 3a. through 3g. and, having done so, agrees that the restrictions set forth therein are fair and reasonable and are reasonably required for the protection of the interests of GRC International, Inc., its officers, directors, stockholders, employees and customers.

4. General Relationship. In all matters relating to this Agreement, the Independent Contractor shall be acting as an independent contractor. Neither the Independent Contractor nor employees of the Independent Contractor are employees of the Corporation under the meaning or application of any federal or state unemployment or insurance laws or worker's compensation laws, or otherwise. The Independent Contractor shall assume all liabilities or obligations imposed by any one or more of such laws with respect to employees of the Independent Contractor in the performance of this Agreement. The Independent Contractor shall not have any authority to assume or create any obligation, express or implied, on behalf of the Corporation, and the Independent Contractor shall have no authority to represent itself as an agent, employee or in any other capacity of the Corporation.

5. Proprietary and Intellectual Property Rights. Independent Contractor acknowledges and agrees that the Corporation owns the entire right, title and interest to all (i) tangible and intangible property and work products delivered and/or produced or created in connection with this Agreement; and (ii) all inventions made, conceived, reduced to practice or authored by the Independent Contractor or the Independent Contractor's employees or subcontractors, either solely or jointly with others, during the performance of this Agreement, or with the use of information, materials, or facilities of the Corporation during the period in which the Independent Contractor is retained by the Corporation or its successor in business, under this Agreement or any extensions or renewals thereof. Independent Contractor further acknowledges that any copyrightable work prepared by Independent Contractor or the Independent Contractor's employees or subcontractors under this Agreement shall be "work for hire" for the Corporation under the copyright laws of the United States, it being the intent of this
Agreement  to vest  full and  exclusive  ownership  rights  in the  Corporation, including,  but  not  limited  to,  the  exclusive  right  to copy  and  prepare derivative works. To the extent such work may not be deemed "work for hire" under applicable law, Independent Contractor hereby assigns to the Corporation all right, title and interest in and to all copyrights for such work. The
Independent Contractor shall (and will ensure that its employees and subcontractors shall) sign, execute, and acknowledge or cause to be signed, executed and acknowledged any and all documents and to perform such acts as may be necessary, useful or convenient for the purpose of securing for the Corporation or its nominees, patent, trademark or copyright protection throughout the world upon all such items.

6. Warranties and Representations. The Independent Contractor warrants and represents that the services to be provided under this Agreement will not violate or in any way infringe any patents, trademarks, copyrights, trade secrets or other proprietary rights of third parties, and that the performance of services under this Agreement shall be of professional quality conforming to generally accepted consulting practices.

7. Indemnification. The Independent Contractor shall defend, indemnify and hold the Corporation, its affiliates, employees, agents and customers harmless from and against (i) any claim of infringement of any patent, trademark, copyright, trade secret or other proprietary right; (ii) any loss, damage or claim arising in connection with or out of the performance or non-performance of Independent Contractor under this Agreement; (iii) defective cost or pricing data submitted by Independent Contractor, and (iv) any breach of any provision of this Agreement by Independent Contractor.

8. Notice. All notices, including notices of address changes, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed to the address provided by the Independent Contractor or to the Corporation at the address provided by the Corporation.

9. Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect.

10. Waiver. The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

11. Entire Agreement. This Agreement constitutes the complete agreement between the parties and supersedes all previous agreements or representations, written or oral, with respect to the services described herein. This Agreement may not be modified or amended, except in writing signed by a duly authorized representative of each party.